EXHIBIT A

                               RELEASE AND WAIVER

     This Release and Waiver is made on _______, 1999 by Central Manufacturing, Inc., an Alabama Corporation ("Central") in favor of Cigarette Racing Team, Inc., a Florida corporation ("Cigarette").

     WHEREAS, Central has agreed to deliver this Release and Waiver at the closing of the transactions contemplated by that certain Exchange Agreement dated ____________, 1999 by and among Central, Cigarette and Alchemy Holdings, Inc., a Florida corporation (the "Exchange Agreement"); and

     WHEREAS, all capitalized terms used and not defined herein shall have the meanings given them in the Exchange Agreement;

     NOW, THEREFORE, for good and valuable consideration received, Central agrees as follows:

     1. Central hereby forgives the indebtedness owed by Cigarette identified in the Exchange Agreement as Principal Balance of and Accrued Interest on the Note in consideration of the Exchange and the Prior Payments and hereby waives all non-monetary defaults made on or prior to the date hereof by Cigarette under the Note, the Asset Purchase Agreement, and the Security Agreement.

     2. Central hereby forgives the indebtedness owed by Cigarette identified in the Exchange Agreement as Accrued and Unpaid Lease Payments in consideration of the execution and delivery of the Lease Amendment by Cigarette and of the Guaranty, and hereby waives all non-monetary defaults made on or prior to the date hereof by Cigarette under the Lease Agreement.

     3. Central hereby forgives the indebtedness owed by Cigarette identified in the Exchange Agreement as Accrued Unpaid Dividends in consideration for the issuance of the Preferred Stock of Alchemy pursuant to the Merger Agreement as contemplated by the Exchange Agreement and hereby waives all non-monetary defaults made on or prior to the date hereof by Cigarette under the terms of the Preferred Stock.

     4. Central hereby consents as holder of the Note to the transactions contemplated by the Merger Agreement.

     5. Central hereby releases all security interests in any assets of Cigarette that it holds on the date hereof under the Security Agreement. Central covenants to execute any termination statement under the Uniform Commercial Code and applicable state law as is necessary to effectuate the aforesaid release.

     6. Central hereby delivers to Cigarette for cancellation and retirement 2,601 shares of common stock, $.01 par value, of Cigarette heretofore held by Central under that certain Pledge Agreement dated May 26, 1994, made by Robert
E. Torter in favor of Central.

                                                     CENTRAL MANUFACTURING, INC.



                                                     By: _______________________
                                                     Name:______________________
                                                     Title:_____________________